EXHIBIT 1.1

Notice of Articles

CERTIFIED COPY

Of a Document filed with the Province of

BUSINESS CORPORATIONS ACT                                                                    British Columbia Registrar of Companies

/s/ J S Powell

J S Powell

November 15, 2004

This Notice of Articles was issued by the Registrar on: November 15, 2004 09:59 AM Pacific Time
Incorporation Number: BC0201003

Recognition Date: Incorporated on December 4, 1979

NOTICE OF ARTICLES

Name of Company:

CUMBERLAND RESOURCES LTD.

REGISTERED OFFICE INFORMATION

Mailing Address:

Delivery Address:

SUITE 2300 FOUR BENTALL CENTRE

SUITE 2300 FOUR BENTALL CENTRE

1055 DUNSMUIR ST

1055 DUNSMUIR ST

PO BOX 49122

PO BOX 49122

VANCOUVER BC V7X 1J1

VANCOUVER BC V7X 1J1

RECORDS OFFICE INFORMATION

Mailing Address:

Delivery Address:

SUITE 2300 FOUR BENTALL CENTRE

SUITE 2300 FOUR BENTALL CENTRE

1055 DUNSMUIR ST

1055 DUNSMUIR ST

PO BOX 49122

PO BOX 49122

VANCOUVER BC V7X 1J1

VANCOUVER BC V7X 1J1

DIRECTORS INFORMATION

Last Name, First Name Middle Name:

SEGSWORTH, WALTER

Last Name, First Name Middle Name:

DICKSON, GLEN D.

Last Name, First Name Middle Name:

CURTIS, KERRY M.

Last Name, First Name Middle Name:

COLTERJOHN, RICHARD

Last Name, First Name Middle Name:

ARONOWICZ, ABRAHAM I.

Last Name, First Name Middle Name:

KENYON, MICHAEL

Last Name, First Name Middle Name:

RUBENSTEIN, JONATHAN A.

AUTHORIZED SHARE STRUCTURE

1. No Maximum

Common Shares

Without Par Value

Without Special Rights or Restrictions attached